Wachovia Asset Securitization Issuance, LLC
Series 2003-HE1
Statement to Securityholders
Distribution Date: 08/25/06
Totals
U.S. Bank Corporate Trust Services
Structured Finance Group
401 South Tryon Street, 12th Floor
Raymond Strawn
Charlotte, North Carolina 28288-1179
Wells Fargo
www.firstlinkabs.com
raymond.strawn@wellsfargo.com
466,508.53 15,486,062.41 15,496,388.33 466,508.53 0.00 0.00
Certificate
n/a 0.000000% 0.00
Ending
Factors per Thousand
Certificate
Rate
Class
Factors per Thousand
5.675000%
A-2
A-1
92975QAA8
92975QAB6 5.420000%
Cusip
299.16338290
Original
Certificate
Balance
1,000,000,000.00
1.39626200
Distribution Summary
100,000,000.00
Beginning
Certificate
Balance
299,163,382.90
299.16338290
29,916,338.29
19.28741449
1,928,741.45
Interest
1,461,953.28
1.46195328
139,626.20
19.28741450
Unpaid
Principal
Amount
0.00
0.00
Principal
19,287,414.49
Total
Distribution
20,749,367.77
20.74936777
20.68367650
Balance
279.87596841
27,987,596.84
279.87596840
Certificate
279,875,968.41
1,100,000,000.00
329,079,721.19
2,068,088.01
21,216,155.94
0.00
23,284,243.95
307,863,565.25
2,068,367.65
- Page 1 -
Wachovia Asset Securitization Issuance, LLC
Series 2003-HE1
Statement to Securityholders
Distribution Date: 08/25/06
* The Rapid Amortization Tranche does not affect the bond distribution.
Totals
U.S. Bank Corporate Trust Services
Structured Finance Group
401 South Tryon Street, 12th Floor
Raymond Strawn
Charlotte, North Carolina 28288-1179
Wells Fargo
www.firstlinkabs.com
raymond.strawn@wellsfargo.com
0.00
21,337,076.82
0.00
6,235,420.73
0.00
6,235,420.73
27,572,497.55
27,572,497.55
Balance
Excluded*
n/a n/a 0.00 21,337,076.82 0.00 6,235,420.73 0.00 6,235,420.73
Ending
Tranche
Cusip
Rate
Balance
Balance
Payments
Draws
Losses
Distribution
Amortization
Original
Beginning
Total
Excluded Balance
Rapid
- Page 2 -
Bond Interest Information
Type of
Certificate
LIBOR
Senior/Variable
Senior/Auction
Residual - - - -
n/a
n/a
Class
S & P
Fitch
Original Rating*
Original Rating*
Original Rating
A-1
A-2
Certificate n/a
Moody's
Margin
0.29000%
Accrual
0.00000%
Aaa AAA
Aaa AAA
- -
Cusip
92975QAA8
92975QAB6
5.38500%
5.42000%
Period
31/360
31/360
- Page 3 -
Bond Interest Information
Class
A-2
1,461,953.28 A-1
Current
Carryforward Paid
Current
Outstanding
Current
Cusip
Interest Due
Interest Carryforward
Interest Carryforward
92975QAA8 0.00 0.00
92975QAB6 139,626.20 0.00 0.00
0.00
0.00
- Page 4 -
Interest
Interest Collected
(Additional Balance Interest)
(Relief Act Shortfalls)
Total Interest Collected
Principal
Principal Collected
Net Liquidation Proceeds
Substitute Adjustment Amount
Other Principal Collected
(Additional Balance Increase)
(Draw Amounts)
Total Principal Collected
Additional Funds
Additional Funds from the Funding Account
Draws from the Policy
Yield Maintenance Payment
Total Additional Funds Collected
Total Available Collections
Collection Activity
21,216,155.94
0.00
0.00
2,252,796.35
2,252,796.35
0.00
0.00
0.00
0.00
0.00
21,216,155.94
23,468,952.29
0.00
0.00
0.00
0.00
- Page 5 -
Periodic Information
Beginning Collateral Balance
Ending Collateral Balance
Current Liquidation Loss Amounts
Cumulative Liquidation Loss Amounts
Net WAC
WAM
AGE
Gross CPR
Net CPR
Draw Rate
Original Information
Collateral Balance
Number of Loans
Gross WAC
WAM
Overcollateralization Information
Overcollateralization Target Amount
Beginning Overcollateralization Amount
Ending Overcollateralization Amount
Overcollateralization Increase
Overcollateralization Decrease
2,618,310.22
344,576,109.52
323,349,627.66
10,325.92
Collateral Information
15,496,388.33
15,486,062.41
0.00
10,325.92
-
-
9,495,509.43
1,100,011,119.68
22,971
4.407%
233
9.908%
179
54
53.354%
- Page 6 -
Funding Account
Beginning Balance
Interest Earnings
Deposits
Withdrawals
Interest Earnings to Collection Account
Ending Balance
Additional Account Activity
0.00
0.00
0.00
0.00
0.00
0.00
- Page 7 -
Delinquent:
30-59 Days
60-89 Days
90-119 Days
120-149 Days
150-179 Days
180+ Days
Total
Foreclosure:
REO:
#
$
1,909,353.27
$
%
$
#
#
13 1,157,680.00
70
37
16
Delinquency Information
0.313%
703,662.11
150,840.43
0.00
5
0
2
10
73,454.47
1,011,091.70
3,848,401.98
%
0.590%
1.190%
0.218%
0.047%
0.000%
0.023%
257,424.70 2
%
0.358%
0.080%
- Page 8 -
Fees
Servicing Fee 3 Largest Mortgage Loan Balances
Enhancer Premium Additional Balances created during the first
Indenture Trustee Expenses Rapid Amortization Period
Broker Dealer Expenses Additional Balance Increase Amount payable
Auction Agent Expenses to Certificateholders
Additional Balance Increase Amount payable
Total Fees from Principal Collections
Condition 1 in effect?
Condition 2 in effect?
Condition 3 in effect?
Cumulative Subsequent Mortgage Loans
Deficiency Amount
Draws from Policy not yet Reimbursed
Liquidation Loss Amount %
Revolving (Yes / No) Net Excess Spread % - Current
Managed Amortization (Yes / No) Net Excess Spread % - 2 mth avg
Rapid Amortization (Yes / No) Net Excess Spread % - 3 mth avg
Percentage Interest Class A-1
Percentage Interest Class A-2
Stepdown Date Active (Yes / No)
Stepdown Delinquency Test Met? (Yes / No)
9.1%
Yes
Yes
4.256%
4.262%
3.796%
90.9%
Additional Reporting Items
0.00
0.238%
Amortization Period
143,573.38
41,134.97
0.00
0.00
0.00
184,708.34
No
No
Yes
Additional Information
5,577,179.08
0.00
0.00
Yes
0.00
No
No
0.00
0.00
- Page 9 -